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                                                                  EXHIBIT 10.256

                        SETTLEMENT AGREEMENT AND RELEASE

     THIS SETTLEMENT AGREEMENT AND RELEASE ("Settlement Agreement") is entered into this 8th day of January, 2004, by and between Meadow Valley Contractors, Inc., (hereafter, Plaintiff) and the New Mexico Department of Transportation, (hereafter, Defendant) to memorialize that the parties stipulate, covenant and agree as follows:

     1. Plaintiff has asserted various claims against the Defendant in connection with highway construction projects commonly referred to as TPA-NH-070-4(31)260 CN209l;TPA-0048(l2) CN1738; and, TPA-(TPO)-0048(10)CN0999R
(hereafter, the Projects); and, Defendant has denied the validity of and any liability on those claims, and has asserted its contractual rights to withhold retainage and liquidated damages.

     2. The parties have engaged in the required administrative reviews of the claims made and issues raised.

     3. Plaintiff and Defendant have engaged in lengthy negotiations during mediations of the Projects in an effort to attempt resolution of the claims made and issues raised by the parties in connection with the Projects.

     4. Plaintiff filed suit on its claims in the First Judicial District Court with cause numbers D-0101-CV-2002-01586(CN2091)and D-0101-CV-2003-01162(CN
1738R); but, had not filed suit on CN 0999R prior to reaching this Accord.

     5. As a result of the mediation of the claims made in connection with the


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Projects, the parties have reached an Accord with regard to all the claims and issues between them; but, without regard to the validity or invalidity of the claims or defenses raised by either party.

     6. As part of that Accord, the parties desire to provide for full and final settlement in discharge of all claims and actions arising out of or connected in any way to the Projects and to discharge one another from any and all liability for their respective claims; provided, that the parties agree that this Accord and settlement shall have no effect on other projects and/or claims or defenses raised in connection with other projects not specifically referenced in this document.

     7. In satisfaction of this Accord, Defendant agrees to pay, and Plaintiff agrees to accept the full, final and total sum of Seven Million Dollars ($7,000,000.00), plus applicable New Mexico Gross Receipts Tax, as a lump sum settlement, payment and discharge of all contractual obligations and all claims which were made, or which could have been made by or through Plaintiff or by Defendant on each of the Projects. The parties acknowledge and agree that this amount, together with those sums already paid, represents all that will be paid or released by Defendant, and all that will be accepted or received by Plaintiff on each of the Projects, it being the intent of the parties to fully and finally resolve all issues on the Projects including the parties' claims regarding retainage, liquidated damages, change orders, interest and claims of any other nature or description.

     8. In further satisfaction of this Accord, and in consideration of the mutual agreements, payments, and releases contained in this Settlement Agreement, the


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parties agree to release and forever discharge one another and their insurers and sureties, including but not limited to Insurance Company of the State of Pennsylvania, from any and all liability, contractual or otherwise, including all claims which were made, or which could have been made or raised in connection with the Projects and in connection with all work prosecuted, all materials and labor provided, and all claims for additional compensation on the Projects.

     9. As a condition precedent to payment of the amount agreed to, Plaintiff agrees to submit the following documents for each Project to Defendant:
FULLY EXECUTED FINAL ESTIMATE FORM and PAYMENT VOUCHER;
FINAL CHANGE ORDER MEMORIALIZING THIS ACCORD;
PIT RELEASES OR PROOF OF COMMERCIAL PIT DESIGNATION OR COPIES
OF LONG TERM LEASES;
CONSENT OF SURETIES;
PR 47 FEDERAL EQUIPMENT, LABOR AND MATERIAL FORM; and,
COMPLETED CERTIFICATION OF PAYMENT OF CLAIMS FORM.

     10. Within seven (7) days of the execution of the Settlement Agreement, Defendant shall prepare and deliver the Change Orders required above to Plaintiff.

     11. Within seven (7) days of the receipt from Plaintiff by Defendant of the executed Change Orders, Defendant shall prepare and deliver to Plaintiff the Final Estimate Forms and Payment Vouchers required above to Plaintiff for execution.

     12. Within 45 days of receipt by Department of all the documents referred to in Paragraph 9 above, fully executed and completed by Plaintiff, Defendant shall


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make the payment agreed to in Paragraph 7.

     13. Plaintiff agrees to indemnify and hold Defendant harmless from any and all claims, charges, liens, causes of action, damages of any nature or other demands by any mechanics, materialmen, subcontractors, utility providers, vendors, suppliers, or others providing labor, services or materials to Meadow Valley or its subcontractors on the Projects.

     14. The parties agree that this Settlement Agreement and the parties' Accord and settlement shall be interpreted and construed according to New Mexico law.

     15. The parties stipulate and agree that none of the terms of this Accord and Settlement Agreement or the parties' negotiations shall be argued or construed to constitute a waiver of the parties' rights and/or obligations under other contracts or constitute any sort of estoppel or bar to enforcement of their respective rights, claims, defenses and/or obligations under other contracts between them, Johnson & Danley or their sureties.

     16. The parties warrant and agree that their respective representatives participating in the mediation referred to above have the full and final authority to reach and enter into this Accord and Settlement Agreement and to fully bind their respective principals without further consultation or approval by any board, executive, director or otherwise.

     17. The parties further agree and stipulate that, in making this settlement, they have not relied on statements or representations regarding their respective rights, claims for damages, defenses or material facts by the other party or their agents,


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attorneys, representatives or insurers. Each party has considered all of these matters and has relied on its own judgment and that of its agents, as well as the advice of its own attorneys.

     18. The parties agree and stipulate that reaching this Accord and its satisfaction does not constitute an admission of liability on the part of either, but rather that the payment represents a compromise settlement of a disputed claim for the purpose of resolving the claims, completing the Projects and avoiding additional cost and expenses of litigation.

     19. Upon receipt of the payment described above, the parties agree that they will cooperate in executing and filing appropriate papers with the First Judicial District Court to dismiss with prejudice any lawsuits arising out of these Projects.

     20. The parties shall bear their own costs and attorneys' fees incurred in connection with the Projects, including prosecution of the claims and defenses and this mediated settlement.

     STIPULATED, AGREED TO AND APPROVED THIS 8TH DAY OF JANUARY, 2004.

MEADOW VALLEY CONTRACTORS, INC.

By: /s/ Sam Grasmick
    -----------------------------------------
    Sam Grasmick

By: /s/ Ken Nelson
    -----------------------------------------
    Ken Nelson


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NEW MEXICO DEPARTMENT OF TRANSPORTATION

By: /s/ Robert Ortiz
    -----------------------------------------
    Robert Ortiz
    Acting Deputy Secretary

APPROVED:

By: /s/ John Randall Jeffries
    -----------------------------------------
    John Randall Jeffries
    Attorney for Plaintiff Meadow Valley

By: /s/ Kendall Fischer
    -----------------------------------------
    Kendall Fischer
    Deputy General Counsel
    Department of Transportation

By: /s/ Steven S. Scholl
    -----------------------------------------
    Steven S. Scholl
    Attorney for Department of Transportation

By: /s/ Ray Pederson
    -----------------------------------------
    Ray Pederson
    Federal Highway Administration
    for New Mexico Division Administrator
    J. Don Martinez


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